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Exhibit 99.01

Residual Value Obligation

Quarterly certificate for the quarter ended September 30, 2006

The information below is being disclosed pursuant to the Residual Value Obligation Agreement dated as of April 3, 2000 between Associates First Capital Corporation and the Chase Manhattan Bank, as Trustee. Terms used and not otherwise defined herein have the meaning assigned to them in the Residual Value Agreement.

Securitization Distribution Dates during quarter:	July 17, 2006	August 15, 2006	September 15, 2006
Allocation Dates during quarter:	July 18, 2006	August 16, 2006	September 18, 2006
Payment Date during quarter:			NA
AFCC Amount at beginning of quarter:			$705,116,431
AFCC Amount at end of quarter:			$731,642,876

On the Payment Date during the quarter:
Accrued RVO Payment Amount as of the immediately preceding Allocation Date:	$—
Interest accrued on Accrued RVO Payment Amount since immediately preceding Allocation Date:	$—
Accrued RVO Payment Amount as of such Payment Date:	$—
Number of RVO's outstanding as of the applicable record date	N/A
Payment per RVO:	$—

As of the first Allocation Date during the quarter:
Residual Cash Flow:
Residual Cash Flow Allocated for current period	$—
Cumulative Residual Cash Flow not covered by allocation (to be carried forward)	$(376,830)
Excess Litigation Reserve allocated:	$—
RVO Expenses:
Residual Cash Flow allocated to RVO Expenses:	$—
Cumulative RVO Expenses not covered by allocation (to be carried forward):	$12,017
Litigation Expenses:
Residual Cash Flow allocated to Litigation Expenses:	$—
Cumulative Litigation Expenses not covered by allocation (to be carried forward):	$9,712

AFCC Amount:
AFCC Amount at end of immediately preceding Allocation Date:		$705,116,431
plus:	AFCC Interest added on immediately preceding Securitization Distribution Date:	$8,813,955
less:	Residual Cash Flow allocated to AFCC Amount:	$—
AFCC Amount after allocation:		$713,930,386
Accrued RVO Payment Amount:
Residual Cash Flow allocated to Accrued RVO Payment Amount on such Allocation Date:		$—
plus:	cumulative Residual Cash Flow allocated to, and cumulative interest accrued on, Accrued RVO Payment Amount since most recent Payment Date on which RVO Payments were made:	$—
Accrued RVO Payment Amount on such Allocation Date:		$—

As of the second Allocation Date during the quarter:
Residual Cash Flow:
Residual Cash Flow allocated for current period		$51,196
Cumulative Residual Cash Flow not covered by allocation (to be carried forward)		$—
Excess Litigation Reserve allocated:		$—
RVO Expenses:
Residual Cash Flow allocated to RVO Expenses:		$12,069
Cumulative RVO Expenses not covered by allocation (to be carried forward):		$(0)
Litigation Expenses:
Residual Cash Flow allocated to Litigation Expenses:		$9,754
Cumulative Litigation Expenses not covered by allocation (to be carried forward):		$(0)
AFCC Amount:
AFCC Amount at end of immediately preceding Allocation Date:		$713,930,386
plus:	AFCC Interest added on immediately preceding Securitization Distribution Date:	$8,924,130
less:	Residual Cash Flow allocated to AFCC Amount:	$(29,373)
AFCC Amount after allocation:		$722,825,143
Accrued RVO Payment Amount:
Residual Cash Flow allocated to Accrued RVO Payment Amount on such Allocation Date:		$—
plus:	cumulative Residual Cash Flow allocated to, and cumulative interest accrued on, Accrued RVO Payment Amount since most recent Payment Date on which RVO Payments were made:	$—
Accrued RVO Payment Amount on such Allocation Date:		$—

As of the third Allocation Date during the quarter:
Residual Cash Flow:
Residual Cash Flow allocated for current period		$217,581
Cumulative Residual Cash Flow not covered by allocation (to be carried forward)		$—
Excess Litigation Reserve allocated:		$—
RVO Expenses:
Residual Cash Flow allocated to RVO Expenses:		$0
Cumulative RVO Expenses not covered by allocation (to be carried forward):		$(0)
Litigation Expenses:
Residual Cash Flow allocated to Litigation Expenses:		$(0)
Cumulative Litigation Expenses not covered by allocation (to be carried forward):		$(0)
AFCC Amount:
AFCC Amount at end of immediately preceding Allocation Date:		$722,825,143
plus:	AFCC Interest added on immediately preceding Securitization Distribution Date:	$9,035,314
less:	Residual Cash Flow allocated to AFCC Amount:	$(217,581)
AFCC Amount after allocation:		$731,642,876
Accrued RVO Payment Amount:
Residual Cash Flow allocated to Accrued RVO Payment Amount on such Allocation Date:		$—
plus:	cumulative Residual Cash Flow allocated to, and cumulative interest accrued on, Accrued RVO Payment Amount since most recent Payment Date on which RVO Payments were made:	$—
Accrued RVO Payment Amount on such Allocation Date:		$—

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Residual Value Obligation Quarterly certificate for the quarter ended September 30, 2006